                            AGREEMENT TO FILE JOINTLY

        United States Airlease Holding, Inc. ("Holding"), USL Capital Corporation ("USL"), Ford Holdings, Inc. ("FHI") and Ford Motor Company ("Ford") hereby agree pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, that the Schedule 13D relating to Units in Airlease Ltd., a California Limited Partnership, and any amendments thereto are filed by them jointly and that Holding is authorized to execute such Schedule 13D or any amendments thereto for and on behalf of each of Holding, USL, FHI and Ford.

Dated: September 3, 1996                UNITED STATES AIRLEASE
                                          HOLDING, INC.

                                        By: /s/ Henry Lerner
                                            ----------------------------------
                                             Henry Lerner
                                        Its: Senior Vice President

                                        USL CAPITAL CORPORATION

                                        By: /s/ Henry Lerner
                                            ----------------------------------
                                             Henry Lerner
                                        Its: Senior Vice President

                                        FORD HOLDINGS, INC.

                                        By: /s/ Peter J. Sherry, Jr.
                                            ----------------------------------
                                             Peter J. Sherry, Jr.
                                        Its: Assistant Secretary

                                        FORD MOTOR COMPANY

                                        By: /s/ Peter J. Sherry, Jr.
                                            ----------------------------------
                                             Peter J. Sherry, Jr.
                                        Its: Assistant Secretary

                                EXHIBIT 6